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                                 Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into CAREER EDUCATION CORPORATION's previously filed Registration Statements File Nos. 333-60339, 333-60335 and 333-84403.


/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP

Chicago, Illinois
March 27, 2001